Exhibit 2.1
AMENDMENT NO. 1
TO
ASSET PURCHASE AGREEMENT
          This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”), dated as of March 14, 2008, by and among the companies set forth as Seller on the signature pages hereto (collectively, “Seller”), Clear Channel Broadcasting, Inc., a Nevada corporation (“Clear Channel”), and Newport Television, LLC, a Delaware limited liability company formerly known as TV Acquisition, LLC (the “Buyer”) amends that certain Asset Purchase Agreement, dated as of April 20, 2007, by and among Seller, Clear Channel and the Buyer (the “Purchase Agreement”). Capitalized terms used and not defined herein shall have the meanings given to them in the Purchase Agreement.
          WHEREAS, the parties to the Purchase Agreement desire to amend the Purchase Agreement in certain respects as hereinafter provided;
          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in the Purchase Agreement and this Amendment, the parties hereto agree as follows:
1.	Amendment Regarding Closing Purchase Price. Subject to Section 5 below, Section 1.6(a) of the Purchase Agreement is hereby amended by restating such subsection in its entirety as follows:
               “(a) Purchase Price. In consideration for the sale of the Station Assets to Buyer, Buyer shall, at Closing, (i) pay Seller, by wire transfer of immediately available funds an amount (the “Closing Purchase Price”) equal to One Billion One Hundred Million Dollars ($1,100,000,000.00) (the “Base Purchase Price”), and decreased by the amount, if any, by which $132,500,000 (the “Target Net Working Capital”) exceeds the Estimated Net Working Capital (as defined in Section 1.7(b)), and (ii) assume the Assumed Obligations (such consideration, collectively and as adjusted pursuant to Section 1.7(f), the “Purchase Price”). The portion of the Purchase Price that is to be paid by Buyer to each company that is a Seller hereunder as consideration for the Station Assets being sold by such Seller shall be allocated in accordance with Section 1.8.”
2.	Amendment Regarding Closing. Subject to Section 5 below, Section 1.9 of the Purchase Agreement is hereby amended by restating such section in its entirety as follows:
            “1.9 Closing. Subject in any case to the prior termination of this Agreement pursuant to Section 10.1, the consummation of the sale and purchase of the Station Assets and the assignment and assumption of the Assumed Obligations provided for in this Agreement (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP at 767 5th Avenue, New York 10153, on the date hereof (the “Closing Date.” The Closing shall be effective as of 12:01 a.m. on the Closing Date (the “Effective Time”).”

3.	Amendment Regarding Adjustments to Estimated Net Working Capital. Section 1.7(f) of the Purchase Agreement is hereby amended by restating the first sentence and the second sentence of such subsection in their entirety as follows:

“If the Target Net Working Capital is greater than the Estimated Net Working Capital (resulting in a downward adjustment to Base Purchase Price pursuant to Section 1.6(a)) and the Final Net Working Capital is greater than the Estimated Net Working Capital, then Buyer shall pay to Seller the difference between the Estimated Net Working Capital and the lesser of the Target Net Working Capital and the Final Net Working Capital. If the Final Net Working Capital is less than the Estimated Net Working Capital and is less than the Target Net Working Capital, then Seller shall pay to Buyer the difference between the Final Net Working Capital and the lesser of the Estimated Net Working Capital and the Target Net Working Capital.”

4.	Amendment Regarding 401(k) Plan. Section 5.7(f) of the Purchase Agreement is hereby amended by restating such subsection in its entirety as follows:
          “(f) Buyer and Seller shall take all steps reasonably necessary to effectuate a plan to plan transfer within the meaning of Section 414(l) of the Code between Seller’s 401(k) plan and Buyer’s 401(k) plan with respect to all account balances of all Transferred Employees who participated in Seller’s 401(k) plan promptly and as soon as administratively practicable following the Closing. Such plan to plan transfer shall include both vested and unvested account balances and any outstanding 401(k) plan loans in effect at Closing under Seller’s 401(k) plan.”
5.	Effectiveness. This Amendment shall become effective on the first date on which this Amendment has been executed by the each of the parties hereto.

6.	Effect on Agreement. Upon execution of this Amendment by the each of the parties hereto, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each similar reference in any document related thereto, or executed in connection therewith, shall mean and be a reference to the Purchase Agreement as amended by this Amendment, and the Purchase Agreement and this Amendment shall be read together and construed as one single instrument. This Amendment is intended to amend the Purchase Agreement. Except as specifically set forth herein, all other terms and conditions of the Purchase Agreement shall remain in full force and effect without modification.

7.	Neutral Construction. The parties to this Amendment agree that this Amendment was negotiated fairly between them at arm’s-length and that the final terms of this Amendment are the product of the parties’ negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Amendment and the rights and obligations affected hereby. The parties agree that this Amendment shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Amendment therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

8.	Section Headings; Construction. The headings of Sections in this Amendment are provided for convenience only and shall not affect its construction or interpretation. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

9.	Severability. If any court or governmental authority holds any provision in this Amendment invalid, illegal or unenforceable as applied to any party or to any circumstance under any applicable law, then, so long as no party is deprived of the benefits of the Agreement, as amended by this Amendment, in any material respect, (a) such provision, as applied to such party or such circumstance, is hereby deemed modified to give effect to the original written intent of the parties to the greatest extent consistent with being valid and enforceable under applicable law, (b) the application of such provision to any other party or to any other circumstance will not be affected or impaired thereby and (c) the validity, legality and enforceability of the remaining provisions of the Agreement, as amended by this Agreement, will remain in full force and effect.

10.	Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and each of their respective successors and permitted assigns.

11.	No Beneficiaries. Nothing in this Amendment expressed or implied is intended or shall be construed to give any rights to any person or entity other than the parties hereto and their successors and permitted assigns.

12.	Governing Law. The construction and performance of this Amendment shall be governed by the laws of the State of New York without giving effect to the choice of law provisions thereof.

13.	Counterparts. This Amendment may be executed in separate counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement. The exchange of copies of this Amendment and of counterpart signature pages by electronic or facsimile transmission shall constitute effective execution and delivery of this Amendment and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted electronically or by facsimile shall be deemed to be their original signatures for all purposes.
[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO AMENDMENT No. 1 TO ASSET PURCHASE AGREEMENT
     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Asset Purchase Agreement as of the date set forth above.

BUYER:	NEWPORT TELEVISION, LLC

	By:	/s/ Richard L. Essex, Jr. Name: Richard L. Essex, Jr. Title: Secretary

CLEAR CHANNEL:	CLEAR CHANNEL BROADCASTING, INC.

	By:	/s/ Randall T. Mays

Name: Randall T. Mays Title: President and Chief Financial Officer

SELLER:	ABO BROADCASTING OPERATIONS, LLC

	By:	/s/ Randall T. Mays

Name: Randall T. Mays Title: President and Chief Financial Officer

ACKERLEY BROADCASTING FRESNO, LLC

	By:	/s/ Randall T. Mays

Name: Randall T. Mays Title: President and Chief Financial Officer

AK MOBILE TELEVISION, INC.

	By:	/s/ Hamlet T. Newsom

Name: Hamlet T. Newsom Title: Assistant Secretary

BEL MEADE BROADCASTING, INC.
By:	/s/ Randall T. Mays
	Name:	Randall T. Mays
	Title:	President and Chief Financial Officer

CAPSTAR RADIO OPERATING COMPANY
By:	/s/ Randall T. Mays
	Name:	Randall T. Mays
	Title:	President and Chief Financial Officer

CAPSTAR TX LIMITED PARTNERSHIP
By:	CBCGP, Inc., Its General Partner

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: President and Chief Financial Officer

CCB TEXAS LICENSES, L.P.
By:	CCBL GP, LLC, Its General Partner

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: President and Chief Financial Officer

CENTRAL NY NEWS, INC.
By:	/s/ Randall T. Mays
	Name:	Randall T. Mays
	Title:	President and Chief Financial Officer

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CITICASTERS CO.
By:	/s/ Randall T. Mays
	Name:	Randall T. Mays
	Title:	President and Chief Financial Officer

CLEAR CHANNEL BROADCASTING LICENSES, INC.
By:	/s/ Randall T. Mays
	Name:	Randall T. Mays
	Title:	President and Chief Financial Officer

CLEAR CHANNEL BROADCASTING, INC.
By:	/s/ Randall T. Mays
	Name:	Randall T. Mays
	Title:	President and Chief Financial Officer

CLEAR CHANNEL INVESTMENTS, INC.
By:	/s/ Randall T. Mays
	Name:	Randall T. Mays
	Title:	President and Chief Financial Officer

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